UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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Kadant Inc.

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One Acton Place, Suite 202

Acton, MA 01720

April 7, 2004

Dear Stockholder:

I am pleased to invite you to attend the 2004 annual meeting of stockholders of Kadant Inc. The meeting will be held on Tuesday, May 18, 2004, at 2:30 p.m. at the Boston Marriott Burlington located at One Mall Road in Burlington, Massachusetts. Details regarding the business to be conducted at the meeting are described in the enclosed notice of the meeting and proxy statement.

This mailing also includes our 2003 annual report to shareholders, which contains information about our businesses and our 2003 financial statements, a proxy card for you to record your vote and a return, postage-paid envelope for your proxy card.

Your vote is very important. Whether or not you plan to attend the meeting in person, I hope you will vote as soon as possible. Please register your vote by completing and signing the enclosed proxy card and returning it to our transfer agent, American Stock Transfer & Trust Company, in the addressed, postage-paid envelope we have provided.

Thank you for your support and continued interest in Kadant.

Sincerely,

WILLIAM A. RAINVILLE

Chairman and Chief Executive Officer

One Acton Place, Suite 202

Acton, MA 01720

April 7, 2004

To Stockholders of

KADANT INC.

NOTICE OF ANNUAL MEETING

The 2004 annual meeting of stockholders of Kadant Inc. will be held on Tuesday, May 18, 2004, at 2:30 p.m. at the Boston Marriott Burlington located at One Mall Road, Burlington, Massachusetts. The purpose of the meeting is to consider and take action upon the following matters:

1.	Election of one director, constituting the class of directors to be elected for a three-year term expiring in the year 2007.

2.	Such other business as may properly be brought before the meeting and any adjournment of the meeting.

The record date for the determination of the stockholders entitled to receive notice of and to vote at the meeting is April 2, 2004. Our stock transfer books will remain open.

Our by-laws require that the holders of a majority of the shares of our common stock, issued and outstanding and entitled to vote at the meeting, be present in person or represented by proxy at the meeting in order to constitute a quorum for the transaction of business. Accordingly, it is important that your shares be represented at the meeting regardless of the number of shares you may hold. Whether or not you plan to attend the meeting in person, please promptly sign and return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

This notice, the proxy and proxy statement are sent to you by order of our board of directors.

SANDRA L. LAMBERT

Vice President, General Counsel and Secretary

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Kadant Inc. for use at our 2004 annual meeting of stockholders to be held on Tuesday, May 18, 2004, at 2:30 p.m. at the Boston Marriott Burlington, One Mall Road, Burlington, Massachusetts, and at any adjournment of that meeting. The mailing address of our executive office is One Acton Place, Suite 202, Acton, Massachusetts 01720. This notice, proxy statement and the enclosed proxy are being first furnished to our stockholders on or about April 12, 2004.

VOTING PROCEDURES

The board of directors intends to present to the meeting the election of one director for the class of directors whose three-year term will expire in 2007.

The holders of a majority of the shares of our common stock, $.01 par value per share, that are issued and outstanding and entitled to vote at the meeting constitute a quorum for the transaction of business at the meeting. Shares present in person or represented by proxy (including “broker non-votes” and shares that abstain or do not vote on one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

The election of directors is determined by a plurality of the votes cast by the stockholders entitled to vote on the election of directors. Each share of common stock you hold is entitled to one vote for or against a proposal. Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the nominees listed, and as the individuals named as proxy holders on the proxy deem advisable on all other matters that may properly come before the meeting. An instruction to withhold authority to vote for a nominee for director will have no effect upon the outcome of the vote on the election of directors.

If you hold your shares in “street name” through a broker, bank or other representative, generally the broker or other representative may only vote the shares that it holds for you in accordance with your instructions. However, if the broker or other representative has not timely received your instructions, it may vote on certain matters for which it has discretionary voting authority. If a broker or other representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter. Brokers have discretionary voting authority on the election of directors. On matters other than the election of directors presented to the stockholders at a meeting, shares that abstain from voting on the particular matter and broker non-votes will not be counted as voting on the matter and will have no effect upon the outcome of the vote on such matter.

Once you have returned your proxy, you may revoke it at any time before the shares are voted at the meeting by written notice received by our corporate secretary before the meeting, by executing and returning a new proxy bearing a later date or by voting in person at the meeting. Attendance at the meeting without voting will not revoke a previously submitted proxy.

When more than one stockholder share the same address, we may deliver only one annual report and one proxy statement to that address. Similarly, beneficial owners with the same address who hold their shares in street name through a broker, bank or other representative may have elected to receive only one copy of these documents at that address. We will promptly send a separate copy of either document to you if you request one by writing or calling us at Kadant Inc., One Acton Place, Suite 202, Acton, Massachusetts 01720 (telephone: 978-776-2000). If you are receiving multiple copies and would like to receive only one copy for your household in the future, you should contact your broker, bank or other representative if you hold shares in street name, or contact our transfer agent, American Stock Transfer & Trust Company, Shareholder Services Department, 59 Maiden Lane, New York, New York 10038 (telephone: 718-921-8200) if you hold shares in your own name.

Our outstanding capital stock entitled to vote at the meeting (which excludes shares held in our treasury) as of April 2, 2004, consisted of 14,299,574 shares of our common stock. Only stockholders of record at the close of business on April 2, 2004, will be entitled to vote at the meeting. Each share is entitled to one vote.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes of directors serving staggered three-year terms, with each class being as nearly equal in number as possible. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. One director, William A. Rainville, who is currently a member of our board of directors, is being nominated for reelection at this meeting. If the nominee becomes unavailable, the persons acting under the proxy may vote the proxy for the election of a substitute. Directors serve until the expiration of their terms, until their successors have been elected and qualified or until their earlier resignation, death or removal. The process followed for the nomination of candidates for director is described below under “Corporate Governance—Nomination of Directors.”

Our board of directors believes that the reelection of Mr. Rainville as a director is in the best interests of our company and our stockholders and recommends a vote “FOR” his election.

Information regarding the business experience of each of our directors is provided below. Information on the stock ownership of our directors is provided in this proxy statement under the heading “Stock Ownership.”

Nominee for Director for the Three-Year Term That Will Expire in 2007

William A. Rainville	Mr. Rainville, 62, has been our president and chief executive officer since our incorporation in 1991, a member of our board of directors since 1992 and our chairman since August 2001. Mr. Rainville was chief operating officer, recycling and resource recovery, of Thermo Electron Corporation, a manufacturer of high-tech instrumentation, from 1998 until our spinoff from Thermo Electron in August 2001. He was also a senior vice president of Thermo Electron from 1993 to 1998. He joined Thermo Electron in 1972 and became a vice president in 1986. Prior to joining Thermo Electron, he held positions at Drott Manufacturing, Paper Industry Engineering and Sterling Pulp and Paper.

Our directors listed below are not up for election this year and continue in office for the remainder of their terms or earlier in accordance with our by-laws.

Directors Whose Term Will Expire in 2006

John K. Allen	Dr. Allen, 51, joined our board of directors in April 2002. Dr. Allen has been chairman, president and chief executive officer of Lawrence R. McCoy & Co., Inc., a privately held wholesale distributor of fencing, flooring, specialty building material and industrial wood components, since 2001. From 1998 to 2001, Dr. Allen was a principal of Allen Associates, a national management consulting practice assisting companies in strategic planning and executive development. From 1994 to 1998, he was an executive with WPI Group, Inc., a manufacturer of power conversion products, hand-held terminals and computers, and related software products. He served as the vice president, planning and development, of WPI Group, Inc. from 1994 to 1995, and as its group vice president, power solutions group, from 1995 to 1998. Dr. Allen is also a director of WICN, a non-profit public radio station.

Francis L. McKone	Mr. McKone, 69, has been a member of our board of directors since March 1998. Mr. McKone was chairman of the board of Albany International Corp., a worldwide supplier of paper machine fabrics, from 1998 until his retirement in June 2001. He also served as the chief executive officer of Albany International Corp. from 1993 to October 2000, as its co-chief executive officer from 1984 to 1993 and as its president from 1984 to 1998. Mr. McKone is currently a director of Albany International Corp. and is a trustee and member of the finance committee of the Rensselaer Polytechnic Institute.

Directors Whose Term Will Expire in 2005

John M. Albertine	Dr. Albertine, 60, has been a member of our board of directors since June 2001. Dr. Albertine has been the chief executive officer of Albertine Enterprises, Inc., a consulting and merchant-banking firm, since 1990. He has also been a managing partner and founder of High Street Capital Management, LLC, a private equity fund, since March 2001. Dr. Albertine served as president of the American Business Conference, founded by Arthur Levitt, Jr., from 1981 to 1986; executive director of the Congressional Joint Economic Committee under Chairman Senator Lloyd Bentsen from 1979 to 1980; and as head of a presidential committee on aviation safety under President Ronald Reagan from 1987 to 1988. Dr. Albertine is also a director of two public companies, Intermagnetics General Corp. and Semco Energy, Inc., and is a trustee of the Virginia Retirement System, a public pension fund.

Joaquim S. S. Ribeiro	Mr. Ribeiro, 67, joined our board of directors in March 2004. He has been a partner in the firm of Financial Engineering Group, which provides consulting services and interim management services to businesses, since 1993. He also served as the finance and administrative director for the Mt. Hermon School, a private boarding school in Massachusetts, from 1999 until his retirement in 2002. Mr. Ribeiro has held other finance positions during his business career, including with Worcester Polytechnic Institute, as vice president and treasurer from 1986 to 1989, and Jamesbury Corporation, as vice president and chief financial officer for 12 years until 1984. He has also served as a director and on the audit committees of businesses and non-profit entities, including MultiBank Financial Corp. (a public five-bank holding company now a part of FleetBank), R.H. White Construction Companies, Metrisa Inc., Central Mass Healthcare HMO and Memorial Hospital (now UMass Memorial Medical Center).

Compensation of Directors

We revised our compensation structure for our non-management directors effective April 1, 2004. Under the new structure, each non-management director receives an annual retainer of $12,000 and meeting fees of $1,000 for attending regular meetings of the board of directors in person. There are no additional meeting fees paid for participating in meetings of committees of the board of directors or meetings held by telephone. Directors are also reimbursed for their out-of-pocket expenses incurred in attending meetings of the board of directors.

Each non-management director also receives 2,500 restricted shares of our common stock annually under our directors’ restricted stock plan. The shares must be held for three years or until the director retires from the board of directors, whichever comes first. Restricted shares issued prior to April 2004 are required to be held for five years. Directors are permitted to sell enough shares to satisfy the federal and state income taxes incurred as a consequence of the issuance of shares. Only treasury shares may be issued under the plan, which has a five-year term. In the event of a change in control during the plan term and the failure of a director to be reelected within one year, the director will receive additional unrestricted shares equal to the number of shares he would have received if he had remained a director for the remainder of the plan term. Restrictions on the shares lapse upon death.

Our non-management directors may also be granted stock options periodically under our equity incentive plan. In 2002, each incumbent director was granted an option to purchase 25,000 shares of our common stock at the fair market value on the date of grant. These options vest in equal annual installments over three years, assuming the individual continues to serve as a director, and have a term of seven years. Upon his appointment as a director in March 2004, Mr. Ribeiro was granted an option to purchase 8,333 shares of our common stock at an exercise price of $19.84, the fair market value on the date of grant. Mr. Ribeiro’s options vest on the first anniversary of his appointment and expire in seven years.

Our non-management directors were compensated using a different system prior to April 2004. Under that compensation structure, directors elected to be paid for their services in either cash or restricted stock.

Corporate Governance

Our board of directors believes that good corporate governance is important to ensure that the company is managed for the long-term benefit of stockholders. We have continued to review our governance practices in light of the Sarbanes-Oxley Act of 2002, new rules and regulations issued by the U.S. Securities and Exchange Commission and the recently adopted corporate governance rules of the New York Stock Exchange, contained in its listing standards. Current copies of our corporate governance guidelines, committee charters and code of business conduct and ethics are available on our web site, www.kadant.com, in the Investors section under the caption “Governance.”

Committees of the Board of Directors and Meetings. Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter that has been approved by our board of directors. Current copies of the committee charters are posted on our web site, as described above. In addition, a copy of the current charter of the audit committee is attached as Appendix A to this proxy statement.

The board of directors has determined that the members of each committee meet the independence guidelines applicable to each committee set forth in the listing requirements of the New York Stock Exchange, on which our common stock is listed.

The audit committee assists the board of directors in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s performance, qualifications and independence and the performance of our internal audit function. The committee meets regularly with management and our independent auditor to discuss the annual audit of our financial statements, the quarterly reviews of our financial statements and our quarterly and annual earnings disclosures. During 2003, the members of the audit committee were Mr. McKone (chairman), Dr. Albertine and Dr. Allen, and their committee report is included in this proxy statement under the heading “Audit Committee Report.” Mr. Ribeiro was appointed to the audit committee as an additional member on March 9, 2004. The board of directors has determined that Mr. Ribeiro is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The compensation committee reviews the performance and determines the compensation of the chief executive officer and other officers of the company, administers employee compensation, incentive compensation and incentive programs and policies, and reviews and assesses management succession planning. The current members of the compensation committee are Dr. Albertine (chairman) and Mr. McKone.

The nominating and corporate governance committee identifies and recommends to the board of directors qualified candidates for nomination as directors, develops and monitors the company’s corporate governance principles and evaluates the board’s performance. The current members of the nominating and corporate governance committee are Dr. Allen (chairman) and Mr. McKone.

In 2003, the board of directors met four times, the audit committee met seven times, the compensation committee met twice, and the nominating and corporate governance committee met three times. Each director attended at least 75% of all meetings of the board of directors and committees on which he served that were held during 2003.

Under the company’s corporate governance guidelines, all directors are expected to attend the annual meeting of stockholders, to the extent practicable. All of our directors attended the 2003 annual meeting of stockholders.

Nomination of Directors. The nominating and corporate governance committee identifies and evaluates director candidates and recommends to the board of directors qualified candidates for nomination as directors for election at the company’s annual meeting of stockholders or to fill vacancies on the board of directors. The process followed by the committee in fulfilling its responsibilities includes requests to board members and others for recommendations, meetings to evaluate biographical information, experience and other background material relating to potential candidates and interviews of selected candidates.

In considering candidates, the committee applies the criteria for selection of directors adopted by the board of directors, which is attached to the company’s corporate governance guidelines as an appendix. The committee assesses, in its judgment, the criteria possessed by the candidate, which include integrity; business acumen, experience and judgment; knowledge of the company’s business and industry; ability to understand the interests of various constituencies of the company and to act in the interests of all stockholders; potential conflicts of interest; and contribution to diversity on the board of directors. The committee believes that the backgrounds and qualifications of the company’s directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that assist the board of directors in fulfilling its responsibilities.

The nominating and corporate governance committee will consider candidates recommended by individual stockholders, if their names and credentials are provided to the committee on a timely basis for consideration prior to the annual meeting. Stockholders who wish to recommend an individual to the nominating and corporate governance committee for consideration as a potential candidate for director should submit the name, together with appropriate supporting documentation, to the committee at the following address: Nominating and Corporate Governance Committee, c/o Corporate Secretary, Kadant Inc., One Acton Place, Suite 202, Acton, Massachusetts 01720. A submission will be considered timely if it is made during the timeframes disclosed in this proxy statement under “Stockholder Proposals.” The submission must be accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has owned more than 5% of the company’s common stock for at least a year prior to the date the recommendation is made. Submissions meeting these requirements will be considered by the committee using the same process and applying substantially the same criteria as followed for candidates submitted by others. If the board of directors determines to nominate and recommend for election a stockholder-recommended candidate, then the candidate’s name will be included in the company’s proxy card for the next annual meeting of stockholders.

Stockholders also have the right under the company’s by-laws to directly nominate candidates for director, without any action or recommendation on the part of the nominating and corporate governance committee or the board of directors, by following the procedures described in this proxy statement under “Stockholder Proposals.” Candidates nominated by stockholders in accordance with these by-law procedures will not be included in the company’s proxy card for the next annual meeting of stockholders.

Communications with Independent Directors. Stockholders and other interested parties who wish to send written communications on any topic to the board of directors may do so by addressing such communications to the Board of Directors, c/o Corporate Secretary, Kadant Inc., One Acton Place, Suite 202, Acton, Massachusetts 01720. The board of directors has directed the corporate secretary to monitor communications and to forward communications on important substantive matters, such as long-term strategy or corporate performance. Matters that relate to ordinary business affairs, personal grievances and repetitive and duplicative communications are to be directed to appropriate members of management for response, if any.

Code of Business Conduct and Ethics. The company has maintained a code of business conduct and ethics, applicable to all its employees, for many years. A current copy of the company’s code of business conduct and ethics is posted on our web site, www.kadant.com, in the Investors section under the caption “Governance.” We intend to disclose any amendments to, or waivers from, our code of business conduct and ethics on our web site at that location.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of shares of our common stock as of March 1, 2004, with respect to (i) those persons we know to beneficially own more than 5% of our outstanding shares based on our review of filings made with the U.S. Securities and Exchange Commission, (ii) each of our directors, (iii) each of our executive officers named in the summary compensation table under the heading “Executive Compensation” and (iv) all of our directors and current executive officers as a group. Unless otherwise indicated, the address of any person or entity listed is c/o Kadant Inc., One Acton Place, Suite 202, Acton, Massachusetts 01720.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner (1)	Number (2)	% of Class
State Street Research & Management Company (3)	1,582,300	11.1%
Wachovia Corporation (4)	842,481	5.9%
Dimensional Fund Advisors Inc. (5)	719,931	5.0%
Wellington Management Company, LLP (6)	710,400	5.0%
John M. Albertine	11,333	*
John K. Allen	13,218	*
Edwin D. Healy	1,558	*
Francis L. McKone	24,695	*
Thomas M. O’Brien	130,150	*
Jonathan W. Painter	70,190	*
William A. Rainville	515,258	3.5%
Joaquim S.S. Ribeiro	0	*
Edward J. Sindoni	115,108	*
All directors and current executive officers as a group (11 persons)	1,011,394	6.7%

* Less than 1%

(1)	Except as reflected in the footnotes to this table, shares beneficially owned consist of shares owned by the person and by that person for the benefit of minor children, and all share ownership includes sole voting and investment power.

(2)	Shares beneficially owned by Dr. Albertine, Dr. Allen, Mr. McKone, Mr. O’Brien, Mr. Painter, Mr. Rainville, Mr. Sindoni and all directors and current executive officers as a group include 8,333, 8,333, 16,866, 119,699, 59,567, 451,825, 101,999 and 889,114 shares that the person or group had the right to acquire within 60 days of March 1, 2004, through the exercise of stock options. Shares beneficially owned by Mr. McKone and all directors and current executive officers as a group include 2,568 shares allocated to Mr. McKone’s account maintained under our deferred compensation plan for directors, which was discontinued in 2002. Shares beneficially owned by Mr. Painter include three shares held in a custodial account for the benefit of a minor child.

(3)	The address of State Street Research & Management Company is One Financial Center, 30th Floor, Boston, Massachusetts 02111-2690. State Street Research & Management Company is an investment advisor to mutual funds and other institutional accounts, which are the record owners of our shares. The address and number of shares of our common stock beneficially owned by State Street Research & Management Company is based on the amendment to its Schedule 13G filed with the U.S. Securities and Exchange Commission on February 17, 2004, and is as of December 31, 2003.

(4)	The address of Wachovia Corporation is One Wachovia Center, Charlotte, North Carolina 28288-0137. Wachovia Corporation has filed as the parent holding company of Wachovia Securities, LLC, Evergreen Investment Management Company, Wachovia Trust Company, N.A. and Wachovia Bank, N.A. Wachovia Securities, LLC and Evergreen Investment Management Company are investment advisors for mutual funds and/or other clients, which beneficially own the securities reported by these entities. The other Wachovia entities hold our shares in a fiduciary capacity for their customers. The address and number of shares of our common stock beneficially owned by Wachovia Corporation is based on the Schedule 13G it filed with the U.S. Securities and Exchange Commission on February 11, 2004, and is as of December 31, 2003.

(5)	The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional Fund Advisors Inc. is a registered investment advisor that furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. Dimensional Fund Advisors Inc. disclaims beneficial ownership of our shares held by these companies, trusts and other accounts. The address and number of shares of our common stock beneficially owned by Dimensional Fund Advisors Inc. is based on the Schedule 13G it filed with the U.S. Securities and Exchange Commission on February 6, 2004, and is as of December 31, 2003.

(6)	The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. Wellington Management Company, LLP serves as an investment advisor to its clients, which are the record owners of our shares. The address and number of shares of our common stock beneficially owned by Wellington Management Company, LLP is based on the Schedule 13G it filed with the U.S. Securities and Exchange Commission on February 12, 2004, and is as of December 31, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and beneficial owners of more than 10% of our common stock, to file with the U.S. Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of our securities. Based upon a review of these filings, all Section 16(a) filing requirements applicable to such persons were complied with during 2003 on a timely basis.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes compensation information for our chief executive officer and our four other most highly compensated executive officers who received salary and bonus compensation in excess of $100,000 in the fiscal year ended January 3, 2004. These executive officers are collectively referred to as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation		Long-Term Compensation	All Other Compensation (1)
		Salary	Bonus	Securities Underlying Options
William A. Rainville	2003	$425,000	$407,500	—	$9,608
Chief Executive Officer	2002	$400,000	$225,000	400,000	$100,907	(2)
	2001	$291,000	$200,000	100,000	$17,859	(2)

Thomas M. O’Brien	2003	$230,000	$180,000	—	$9,581
Executive Vice President and	2002	$215,000	$100,000	50,000	$12,831
Chief Financial Officer	2001	$195,000	$100,000	100,000	$16,600

Edward J. Sindoni	2003	$218,000	$140,000	—	$9,708
Senior Vice President	2002	$205,000	$95,000	50,000	$12,987
	2001	$187,000	$100,000	100,000	$16,418

Jonathan W. Painter	2003	$200,000	$130,000	—	$9,898
Executive Vice President	2002	$190,000	$95,000	—	$217,813	(3)
	2001	$183,000	$85,000	75,000	$12,601	(3)

Edwin D. Healy	2003	$230,000	$190,000	—	$9,581
Vice President (4)	2002	$230,000	$55,000	—	$12,598

(1)	The amounts disclosed in this column represent employer contributions under our company’s and subsidiaries’ 401(k) savings or profit sharing plans made on behalf of the executive officer, unless otherwise noted below.

(2)

In addition to the employer contributions referred to in footnote (1), this column includes the following amounts. In 1996, the company extended an interest-free loan to Mr. Rainville to purchase 2,000 shares of our common stock in order to comply with a stock holding policy for executive officers adopted in 1996.

The stock holding policy was terminated and the outstanding balances of the loans that had not already been repaid by our officers were forgiven effective January 2, 2002. The amount disclosed in this column for 2002 includes the $49,121 outstanding balance of the original $118,104 loan that was forgiven in January 2002, and $40,762 that was paid to Mr. Rainville as a tax reimbursement to cover the additional federal and state income taxes due in connection with the forgiveness of the loan. The amount disclosed in this column for 2001 includes $2,193 of interest imputed on this loan.

(3)	In addition to the employer contributions referred to in footnote (1), this column includes the following amounts. In 1997, the company extended an interest-free loan to Mr. Painter to purchase 2,600 shares of our common stock in order to comply with a stock holding policy for executive officers adopted in 1996. The stock holding policy was terminated and the outstanding balances of the loans that had not already been repaid by our officers were forgiven effective January 2, 2002. The amount disclosed in this column for 2002 includes the $114,078 outstanding balance of the original $157,303 loan that was forgiven in January 2002, and $94,665 that was paid to Mr. Painter as a tax reimbursement to cover the additional federal and state income taxes due in connection with the forgiveness of the loan. The amount disclosed in this column for 2001 include $4,725 of interest imputed on this loan.

(4)	Mr. Healy was named an executive officer in October 2002.

Stock Options Granted During Fiscal Year 2003

No individual grants of stock options were made during fiscal 2003 to our named executive officers. It has not been our policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal 2003.

Stock Options Exercised During Fiscal 2003 and Fiscal Year-End Option Values

The following table reports certain information regarding stock option exercises during fiscal 2003 and outstanding stock options held at the end of fiscal 2003 by our named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal 2003.

Name	Shares Acquired on Exercise	Values Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year- End (Exercisable/ Unexercisable) (2)	Value of Unexercised In-the- Money Options at Fiscal Year-End (Exercisable/ Unexercisable) (3)
William A. Rainville	75,053	$629,759	529,044/233,332	$3,292,321/$1,441,676

Thomas M. O’Brien	51,100	$336,145	119,699/ 50,001	$731,659/$ 365,841

Edward J. Sindoni	43,100	$213,606	121,999/ 50,001	$575,659/$ 365,841

Jonathan W. Painter	52,634	$371,124	82,994/ 25,000	$597,936/$ 195,000

Edwin D. Healy	72,866	$477,224	0/ 13,334	—/$ 104,005

(1)	The amounts shown in this table represent the difference between the option exercise price and the market price on the date of exercise multiplied by the number of option shares exercised, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2)	The vesting and exercise schedule for options granted in 2001 and after is 1/3 after the first year, 2/3 after the second year and 100% after the third year. Options granted prior to 2001 are immediately exercisable, but can be repurchased by us at the exercise price if the executive ceases to be an employee. The repurchase rights lapse over varying periods ranging from one to ten years, depending on the option term, which may vary from two to twelve years, provided that the executive continues to be employed during the period. The exercise price may be paid in cash or by delivery of already-owned shares, and tax-withholding obligations arising from the exercise may be paid by surrendering shares, subject to certain conditions.

(3)	The value of unexercised stock options is based on the difference between the exercise price and $20.85, the closing price of our common stock on the New York Stock Exchange on January 2, 2004.

Defined Benefit Retirement Plan

One of our subsidiaries maintains a defined benefit retirement plan for eligible U.S. employees in which all our named executive officers participate.

The following table states the estimated annual benefits payable upon retirement to eligible employees in specified compensation and years-of-service classifications under the retirement plan. The estimated benefits at certain compensation levels reflect the statutory limits on compensation that can be recognized for plan purposes. The limit in 2003 was $200,000 per year.

Average Annual Compensation	Years of Service
	15	20	25	30	35
$100,000	$26,250	$35,000	$43,750	$48,125	$48,125
$125,000	$32,813	$43,750	$54,688	$60,156	$60,156
$150,000	$39,375	$52,500	$65,625	$72,188	$72,188
$175,000	$45,938	$61,250	$76,563	$84,219	$84,219
$200,000	$52,500	$70,000	$87,500	$96,250	$96,250

Each eligible employee receives a monthly retirement benefit, beginning at normal retirement age (65), based on a percentage (1.75%) of his average monthly compensation before retirement, multiplied by his years of service (up to a maximum of 30 years). Full credit is given for the first 25 years of service, and half credit is given for years over 25 and less than 30. Benefits are reduced for retirement before normal retirement age. Average monthly compensation is generally defined as average monthly base salary over the five consecutive years of highest compensation in the ten-year period preceding retirement. For 2003, the compensation recognized for plan purposes was $200,000 for Messrs. Rainville, O’Brien, Sindoni, Painter and Healy. Assuming retirement at age 65, the estimated credited years of service recognized under the retirement plan would be 30, 26, 23 and 30 for Messrs. Rainville, O’Brien, Sindoni and Painter. The estimated credited years of service recognized under the retirement plan for Mr. Healy, who is over age 65, is currently 7 years. Benefits under the retirement plan are fully vested after five years of service. The actual benefits that would be received by the participants are subject to reduction for Social Security benefits from the estimated benefits shown in the table. The plan benefits shown are payable during the employee’s lifetime unless the employee elects another form of benefit that provides death benefit protection.

Change in Control Agreements

We have change in control agreements with our officers and key employees that provide severance pay and continuation of certain welfare benefits in the event of a change in control and a subsequent loss of employment within 18 months. A “change in control” is defined in the agreements as:

•	the acquisition by any person of 40% or more of our outstanding common stock or voting securities;

•	the failure of our incumbent directors to constitute a majority of the board of directors, meaning directors who are members of the board of directors on the date of the agreement and members who are subsequently nominated or elected by a majority of the incumbent directors;

•	the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange, or the sale or other disposition of all or substantially all of our assets unless immediately after such transaction (a) the holders of our common stock immediately prior to the transaction own more than 60% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 40% or more of the outstanding voting securities of the resulting or acquiring corporation; or

•	approval by our stockholders to completely liquidate or dissolve our company.

The purpose of these agreements is to retain our management and assure their continued dedication without distraction by the possibility of a change in control. The agreements provide for severance payments and the continuation of certain welfare benefits to an executive whose employment is terminated, either voluntarily with “good cause” or involuntarily “without cause,” during the 18-month period following a change in control.

The amount of severance pay and the length of time welfare benefits continue is based on the executive’s position. Mr. Rainville, our chief executive officer, would be entitled to severance pay equal to three times his highest annual salary and annual bonus during the prior five years, and would be provided benefits for a three-year period, substantially equivalent to the benefits package he otherwise would have been entitled to receive if his employment had not been terminated. All the other named executive officers would be entitled to severance pay equal to two times their highest annual salary and annual bonus during the prior five years, and would be provided benefits for a two-year period, substantially equivalent to the benefits package they otherwise would have been entitled to receive if their employment had not been terminated. The agreements also require tax reimbursement payments to executives to mitigate any excise tax imposed on the executive if payments under the agreements are deemed to be “excess parachute payments” under the U.S. Internal Revenue Code of 1986, as amended.

The agreements also provide that upon a change in control all outstanding options will be fully vested, all resale and repurchase rights will lapse, and all restrictions on restricted stock will lapse. Each executive also is entitled to a cash payment to be used toward outplacement services equal to $25,000 for Mr. Rainville and $20,000 for each of the other named executive officers.

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee of our board of directors administers our executive compensation program. The committee consists solely of independent directors and is responsible for approving all elements of compensation for our executive officers. The committee provided the following report.

Compensation Philosophy

Our compensation policies are designed to reward and motivate executives to achieve long-term value for our stockholders by meeting our business objectives, and to attract and retain dedicated, talented individuals to accomplish our objectives. We believe that an executive compensation program designed and administered with a clear and strong link to our business strategy and long-term goals, and to stockholder returns, will accomplish these objectives.

In late 2001, following our spinoff from Thermo Electron, we engaged an outside compensation consultant to assess the competitiveness of our executive compensation program. We made several changes in 2002 compensation for our executive officers based on the recommendations of our compensation consultant. These changes were made to ensure that our executive compensation packages were competitive and to reflect the additional responsibilities of our management team as a consequence of our status as an independent public company. From time to time, we may conduct a similar review of our compensation practices, as we deem appropriate.

Components of Executive Compensation

Our executive compensation program consists of the following elements:

•	base salary

•	annual cash incentive compensation or bonus

•	long-term incentives, primarily in the form of stock options or restricted stock

We review and determine the components of executive compensation for the executive officers as described below.

Base Salary. Base salary is annual cash compensation and is determined by the executive’s job responsibilities and competitive market factors, including general or regional economic conditions and cost of living changes. Base salary is reviewed and adjusted annually based on a salary range, which reflects competitive salaries for executives with similar responsibilities.

Bonus. The annual incentive component of executive compensation links pay to objective financial measures and achievement of subjective goals that we believe enhance stockholder value. At the beginning of each year, we determine a reference bonus for each executive based on a competitive range, which reflects the executive’s job responsibilities and competitive market conditions. At year-end, we determine the actual bonus to be paid to the executive based on our company’s overall performance and the performance of the businesses reporting to the executive, as well our assessment of the achievement of stated subjective goals, which vary for each executive. In 2003, we measured our company’s performance on growth in earnings per share and return on stockholders’ equity, and individual businesses were measured on growth in their operating income and return on net assets. There are no targeted, minimum or maximum levels of annual incentive compensation.

Long-Term Incentive Compensation. We use stock-based compensation in the form of stock options or restricted stock to link long-term executive compensation to long-term increases in stockholder value. Our determination of the number of stock options to be granted or restricted stock to be awarded is based on competitive practices and the executive’s level of responsibility. We give consideration to the number of stock options or shares of restricted stock previously granted to an executive in considering the appropriate size of an award. We did not grant stock options in 2003 to our executive officers.

2003 CEO Compensation

We used the same compensation philosophy and guidelines discussed above to determine Mr. Rainville’s 2003 compensation. We adjusted Mr. Rainville’s salary and reference bonus for 2003 to reflect competitive and geographic considerations. In early 2004, we applied the same methodology we used for other executive officers, as explained above, to determine Mr. Rainville’s actual 2003 bonus. In our determination, we assessed Mr. Rainville’s achievement of subjective factors, including his leadership in establishing and implementing strategic and operational goals in response to the difficult business environment in the pulp and paper industry, as well as his guidance in advancing the business objectives of our composite building products business. We did not grant any stock options to Mr. Rainville in fiscal 2003.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the tax deduction available to public companies for annual compensation paid to certain executive officers in excess of $1 million, unless the compensation qualifies as “performance-based” or is otherwise exempt from Section 162(m). We consider the potential effect of Section 162(m) in designing our executive compensation program, but we reserve the right to use our independent judgment to approve nondeductible compensation, while taking into account the financial effects such action may have on our company. From time to time, we re-examine our executive compensation practices and the effect of Section 162(m).

By the compensation committee of the board of directors,

Dr. John M. Albertine (chairman)

Mr. Francis L. McKone

AUDIT COMMITTEE REPORT

The role of the audit committee is to assist the board of directors in its oversight of the company’s financial reporting process, as stated in the charter of the committee, which is attached to this proxy statement as an appendix.

Management is responsible for the preparation, presentation and integrity of the company’s financial statements, its accounting and financial reporting principles, and its internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The company’s independent auditor is responsible for auditing the company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The audit committee is responsible for providing independent, objective oversight of these functions.

In the performance of our oversight function, we have reviewed and discussed the audited financial statements of the company for the fiscal year ended January 3, 2004, with management and our independent auditor, Ernst & Young LLP. We also discussed with Ernst & Young LLP the reasonableness of significant judgments and the clarity of disclosures in the financial statements, the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. We have received from Ernst & Young LLP the letter and other written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and have discussed with Ernst & Young LLP their independence from the company. We have also considered whether the provision of other non-audit services by Ernst & Young LLP is compatible with maintaining their independence.

Based on our review of the materials and discussions with management and the independent auditor described in this report, we recommended to the board of directors that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended January 3, 2004, for filing with the U.S. Securities and Exchange Commission.

By the audit committee of the board of directors,

Mr. Francis L. McKone (chairman)

Dr. John M. Albertine

Dr. John K. Allen

COMPARATIVE PERFORMANCE GRAPH

The following line graph compares the cumulative, five-year total stockholder return assuming an investment of $100 (and the reinvestment of any dividends) in our common stock, the Standard & Poor’s 500 Stock Index, and the Dow Jones U.S. Paper Products Index. Our common stock trades on the New York Stock Exchange under the ticker symbol “KAI.”

Comparison of Total Returns Among Kadant Inc., the Standard & Poor’s 500 Stock Index,

and the Dow Jones U.S. Paper Products Index

from December 31, 1998 to January 3, 2004

	12/31/98	12/31/99	12/29/00	12/28/01	12/27/02	1/3/04
Kadant Inc.	100	100	48	42	43	59
S&P 500 Stock Index	100	121	110	97	76	97
Dow Jones U.S. Paper Products Index	100	129	118	118	103	130

INDEPENDENT AUDITOR

The board of directors has retained Ernst & Young LLP as our independent auditor for the current fiscal year and the preceding fiscal year ended January 3, 2004. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees of Independent Auditor

The following table summarizes the fees of Ernst & Young LLP, our independent auditor, billed to us for each of the last two fiscal years for audit and other services:

Fee Category	Fiscal 2003	Fiscal 2002
Audit Fees (1)	$481,000	$345,000
Audit-Related Fees (2)	$141,000	$0
Tax Fees (3)	$285,000	$189,000
All Other Fees	$0	$0

Total Fees	$907,000	$534,000

(1)	Audit fees consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements. These fees also include expanded audit procedures or consultations with the company’s management as to the accounting or disclosure treatment of transactions or events under the actual or potential impact of final or proposed rules, standards or interpretations by the U.S. Securities and Exchange Commission, Financial Accounting Standards Board or other regulatory or standard setting bodies.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and are not reported under “Audit Fees.” These services provided in 2003 related to the evaluation of the impact of the proposed internal control reporting obligations and guidance for company accounting personnel in implementing the expected internal control documentation required by these obligations.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services related to the preparation of original and amended tax returns, claims for refunds and tax payment-planning services. Tax compliance services accounted for $91,000 of the total tax fees paid for 2003 and $91,000 of the total tax fees paid for 2002. Tax advice and tax planning services related primarily to assistance with tax audits and appeals, and international tax planning. Tax advice and tax planning services accounted for $194,000 of the total tax fees paid for 2003 and $98,000 of the total tax fees paid for 2002.

Pre-Approval Policy and Procedures

The audit committee of the board of directors has adopted a policy requiring that all audit and non-audit services to be performed by the company’s independent auditor be approved in advance by the committee. Generally, the services must be approved in advance by the audit committee at a meeting, at which the services to be provided are described, any non-audit service to be performed is confirmed to be a permissible non-audit service, and a maximum amount for the service is provided. The monetary limit may not be exceeded without obtaining further pre-approval under this policy.

The audit committee may pre-approve specified types of services that are expected to be provided to the company by its independent auditor during the next 12 months. A condition to such pre-approval is that the service be described in sufficient detail and be subject to a maximum dollar amount. An example of such services would be the quarterly review of the company’s interim financial statements.

The audit committee has delegated to the chairman of the committee the authority to pre-approve any audit or non-audit services to be provided by the independent auditor, provided that the service is described in sufficient detail and is subject to a maximum dollar amount. The approval of such services must be reported to the entire committee at its next regular meeting.

Disclosure Relating to Former Independent Public Accountant

On June 19, 2002, we dismissed our former independent public accountant, Arthur Andersen LLP, and engaged Ernst & Young LLP, as reported in our current report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 20, 2002. The decision to change auditors was approved by the audit committee of our board of directors and ratified by our board of directors.

The reports of Arthur Andersen LLP on the company’s consolidated financial statements for the fiscal years ended December 29, 2001 and December 30, 2000, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In addition, during the fiscal years ended December 29, 2001 and December 20, 2000, and the subsequent interim period preceding the date of the dismissal of Arthur Andersen LLP, there were no disagreements between the company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the company’s consolidated financial statements, and there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The company did not consult with Ernst & Young LLP during the fiscal years ended December 29, 2001 and December 30, 2000, and the subsequent interim period preceding the firm’s engagement, regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

OTHER ACTION

We are not aware at this time of any other matters that will be presented for action at the meeting. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of the proxy holders.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in the proxy statement and form of proxy relating to our 2005 annual meeting of stockholders and to be presented at that meeting must be received by us for inclusion in the proxy statement and form of proxy no later than December 13, 2004. In addition, our by-laws contain an advance notice provision that requires stockholders who desire to bring proposals before an annual meeting (which proposals are not to be included in our proxy statement and are submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934, as amended) to comply with the advance notice provision. The advance notice provision requires that stockholders give timely written notice of their proposal to our corporate secretary. To be timely, notices must be delivered to our corporate secretary at our principal executive office not less than 60 nor more than 75 days before the first anniversary of the date we mailed our proxy materials the prior year. Accordingly, a stockholder who intends to present a proposal at the 2005 annual meeting of stockholders must provide written notice of the proposal to our corporate secretary after January 27, 2005 and before February 11, 2005. Proposals received at any other time will not be voted on at the meeting. Stockholders who wish to nominate director candidates for the stockholders to consider must include in the notice the additional information specified in our by-laws including, among other things, the candidate’s name, biographical data and qualifications. If a stockholder makes a timely notification, the proxies that we solicit for the meeting may still exercise discretionary voting authority on the proposal, consistent with the proxy rules of the U.S. Securities and Exchange Commission.

SOLICITATION STATEMENT

The cost of this solicitation of proxies will be borne by the company. Solicitation will be made primarily by mail, but our regular employees may solicit proxies personally or by telephone, facsimile transmission or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of shares registered in their names, and we will reimburse such parties for their reasonable charges and expenses.

Acton, Massachusetts

April 7, 2004

APPENDIX A

KADANT INC.

Audit Committee of the Board of Directors

Charter

Statement of Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors;

and to prepare the report of the Audit Committee required to be included in the Company’s proxy statement in connection with the annual meeting of shareholders.

Membership, Structure and Procedures

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.	Selection and Qualifications. Members of the Audit Committee, and the Chair of the Committee, shall be appointed by the Board of Directors. In appointing members of the Committee, the Board of Directors shall comply with all laws, regulations and rules applicable with respect to the qualifications of such members, including as to the independence of such members. In particular, each member of the Audit Committee shall be an “independent director” as determined in accordance with the applicable rules of the stock exchange on which the Company’s equity securities are then listed. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual proxy statement), no member of the Audit Committee may serve on the audit committee of more than two other public companies. The Board of Directors may remove members of the Audit Committee from such Committee, with or without cause.

3.	Financial Literacy. Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the Securities and Exchange Commission (SEC)), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Compensation. The compensation of Audit Committee members shall be determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any compensation from the Company other than fees paid to the director in the capacity as a member of the Board of Directors or its committees.

5.

Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. Meetings of the Audit Committee may be called by the Chairman of the Board of Directors, the Chair of the Audit Committee, or by a majority of the members of the Committee. Notice of any meeting of the Audit Committee shall be given in the same manner as meetings of the Board of Directors, as provided in the Company’s by-laws. Members of the Audit Committee may participate in meetings of the Committee by means of conference telephone or other communications equipment, in accordance with the Company’s by-laws. A majority of the total number of members of the Audit Committee shall constitute a quorum for the transaction of business. The vote of a majority of the members present shall be necessary for the approval of any action or determination. Any action or determination of the Audit Committee may be taken without a meeting if all members of the Committee consent in writing or by electronic transmission, in accordance with the Company’s by-laws. Records of the Audit Committee’s meetings shall be kept by the Company’s Secretary, unless another individual shall be designated by the Committee.

6.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees comprised of members of the Committee (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.

Authority and Responsibilities

A.    General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor is responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

B.    Oversight of Independent Auditor

1.	Selection. The Audit Committee shall be directly responsible for appointing, evaluating and, where appropriate, replacing the independent auditor.

2.	Independence. At least annually, the Audit Committee shall assess the independent auditor’s independence. In connection with this assessment, the Audit Committee shall receive from the independent auditor and review a written report or statement describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor. In conducting its assessment, the Audit Committee may consider whether regular rotation of the independent auditor is appropriate.

3.	Quality-Control Report. At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

•	the firm’s internal quality control procedures;

•	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and

•	all relationships between the independent auditor and the Company, in order to assess the auditor’s independence.

4.	Compensation. The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

5.	Approval of Services. The Audit Committee shall approve all audit and non-audit services to be performed by the independent auditor, such approval to take place in advance of such services as required by applicable laws, regulations or rules. The Committee may delegate to one or more of its members the authority to grant such required pre-approvals, provided that any pre-approval granted in such manner shall be presented to the Committee at its next regular meeting.

6.	Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:

•	periodically review and discuss with management and the independent auditor the Company’s:
–	critical accounting policies and practices;
–	alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and
–	other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

•	review with the independent auditor:
–	audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;
–	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;
–	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and
–	the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company.

C.    Review of Audited Financial Statements

1.	Scope of Audit. The Audit Committee, in consultation with the management and the independent auditor, shall review and approve the proposed scope of the annual audit of the Company’s financial statements by the independent auditor, as well as any significant variations in the actual scope of the audit performed.

2.	Audited Financial Statements. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and review the matters required to be discussed pursuant to applicable Statements on Auditing Standards.

3.	Review of Annual Report on Form 10-K. Prior to its filing, the Audit Committee shall review and discuss with management and the independent auditor the annual report on Form 10-K to be filed by the Company with the SEC, including the financial statements and notes included therein.

4.	Recommendation to Board Regarding Financial Statements. Based on its review and discussions of the audited financial statements, the Audit Committee shall determine whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K. In making such determination and recommendation, the Audit Committee is entitled to rely on the advice, information and representations that it receives from the independent auditor and management.

5.	Audit Committee Report. The Audit Committee shall review and prepare for inclusion in the Company’s proxy statement relating to the annual meeting of shareholders the report described in Item 306 of Regulation S-K.

D.    Review of Other Financial Disclosures

1.	Quarterly Financial Statements. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s interim quarterly financial statements, including the Company’s quarterly disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to disclosure by the Company of such information and review the matters required to be discussed pursuant to applicable Statements on Auditing Standards.

2.	Earnings Release and Other Financial Information. The Audit Committee shall review and discuss generally the types of information to be disclosed in the Company’s earnings press releases (including any use of “pro forma” or “adjusted” non-GAAP information), as well as in financial information and earnings guidance provided to analysts and rating agencies.

E.    Controls and Procedures

1.	Periodic Reviews. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) those persons responsible for the Company’s internal audit function, to discuss such matters within the scope of the Audit Committee’s responsibilities.

2.	Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal accounting controls, the Company’s disclosure controls and procedures and the Company’s codes of business conduct and ethics. The Audit Committee shall discuss with the Company’s chief executive officer and chief financial officer (a) all significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data and any material weaknesses in internal controls and (b) any fraud, whether material or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3.	Internal Audit Function. The Audit Committee shall coordinate the Board of Director’s oversight of the performance of the Company’s internal audit function.

4.	Risk Management. The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled.

5.	Litigation. The Audit Committee shall periodically review with the Company’s general counsel litigation or other matters that could have a significant impact on the Company’s financial results.

6.	Policies and Procedures. The Audit Committee shall periodically review and monitor the Company’s policies and procedures intended to ensure compliance with applicable laws, regulations and rules and discuss with management, including the Company’s general counsel, any communication from, or action by, any governmental authority, or any exchange on which the Company’s equity securities may be listed, that reflects a concern with respect to the Company’s financial statements or accounting or auditing matters or with respect to compliance with the Company’s codes of business conduct and ethics.

7.	Hiring Policies. The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.

8.	Procedures for Complaints. The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints, including anonymous submissions by employees of the Company, reporting (i) a concern or complaint regarding questionable accounting, internal controls or auditing matters; and (ii) a possible violation of any law, regulation or rule to which the Company is subject or (iii) a possible violation of the Company’s code of business conduct and ethics by its senior officers.

9.	Evaluation of Financial Management. The Audit Committee shall review, evaluate and discuss with management and the Company’s Audit Committee the qualifications, performance and depth of the Company’s financial management personnel.

10.	Additional Responsibilities. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

F.    Other Powers and Responsibilities

1.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

2.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for its consideration.

3.	Independent Advisors. The Audit Committee shall have the authority to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

4.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee. The Audit Committee shall have full access to all books, records, facilities and personnel of the Company for such purpose.

5.	Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

FORM OF PROXY

KADANT INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 18, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William A. Rainville, Thomas M. O’Brien and Jonathan W. Painter, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of Kadant Inc., a Delaware corporation (the “Company”), to be held on Tuesday, May 18, 2004 at 2:30 p.m. at the Boston Marriott Burlington, One Mall Road, Burlington, Massachusetts, and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on April 2, 2004, with all of the powers the undersigned would possess if personally present at such meeting:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

KADANT INC.

May 18, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.    ☒

1.	Election of one director to the class to be elected for a three-year term expiring in 2007.

Nominee: William A. Rainville

☐    FOR THE NOMINEE

☐    WITHHOLD AUTHORITY FOR THE NOMINEE

2.	In their discretion on such other matters as may properly come before the Meeting.

The shares represented by this Proxy will be voted “FOR” the proposals set forth above if no instruction to the contrary is indicated or if no instruction is given.

Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Signature of Stockholder                                                                                       DATE

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.